Exhibit 99.1
MICHIGAN DEPARTMENT OF ENERGY, LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES
Date Received

Name	Effective Date:
Douglas S. Parker c/o Dykema Gossett PLLC

Address 39577 Woodward Avenue, Suite 300

City	State	ZipCode
Bloomfield Hills	MI	48304
     Document will be returned to the name and address entered above.
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Certificate:
1.	The present name of the corporation is: Citizens Republic Bancorp, Inc.

2.	The identification number assigned by the Bureau is: 031-208

3.	Article III of the Articles of Incorporation is hereby amended so that the initial section (excluding the certificates of designations) reads as follows:
The total authorized capital stock is:
Common shares 1,050,000,000 No Par Value

Preferred shares 5,000,000 No Par Value
4.	The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 16th day of September, 2009, by the shareholders at a meeting in accordance with Section 611(3) of the Michigan Business Corporation Act. Signed this 16th day of September, 2009
Signed this 16th day of September, 2009

By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Executive Vice President, General Counsel and Secretary

Name of person remitting fees:
Dykema Gossett PLLC
Preparer’s name and business telephone number:
William W. Kregel
248-203-0510